SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 26, 2011

H.J. HEINZ COMPANY
(Exact name of registrant as specified in its charter)

Pennsylvania	1-3385	25-0542520
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One PPG Place, Pittsburgh, Pennsylvania	15222
(Address of principal executive offices)	(Zip Code)

412-456-5700
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

GENERAL

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Attached is H. J. Heinz Company’s press release dated May 26, 2011, furnished herewith as Exhibit 99.1.

This press release presents the business measure of organic sales growth, which is defined as either volume plus price or total sales growth excluding the impact of foreign exchange and acquisitions and divestitures. This measure is utilized by senior management to provide investors with a more complete understanding of underlying sales trends by providing sales growth on a consistent basis.

This press release also presents the business measure of operating free cash flow, which is defined as cash flow from operations less capital expenditures net of proceeds from disposal of property, plant and equipment.  This measure is utilized by senior management and the board of directors to gauge our business operating performance, including the progress of management to profitably monetize low return assets.

The limitation of operating free cash flow is that it adjusts for cash used for capital expenditures and cash received from disposals of property, plant and equipment, the net of which is no longer available to the Company for other purposes. Management compensates for this limitation by using the GAAP operating cash flow number as well. Operating free cash flow does not represent residual cash flow available for discretionary expenditures and does not provide insight to the entire scope of the historical cash inflows or outflows of our operations that are captured in the other cash flow measures reported in the statement of cash flows.

This press release also presents certain reported amounts and certain outlook on a constant currency basis. Constant currency is defined as the reported amount adjusted for translation (the effect of changes in average foreign exchange rates between the current period and the corresponding prior year), and the impact of current year foreign currency translation hedges.  Management refers to growth rates at constant currency so that results can be viewed without the impact of changing foreign currency exchange rates, thereby facilitating period-to-period comparisons of financial results. Management provides outlook on a constant currency basis because of the volatility of foreign exchange rates and because it believes that such presentation facilitates a period-to-period comparison.   However, a limitation of the use of the constant currency results as a performance measure is that it does not reflect the impact of exchange rates on financial results when comparing to the prior period. These results should be considered in addition to, not as a substitute for, results reported in accordance with GAAP.

Disclosed on Exhibit 99.1 is supplemental information regarding reconciliation and calculation of the non-GAAP measures discussed above in connection with the financial results for the fourth quarters and fiscal years ended April 27, 2011 and April 28, 2010, respectively.

ITEM 2.05 COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

On May 26, 2011, H. J. Heinz Company announced that, to provide fuel for future growth, the Company will invest approximately $160 million, or 35 cents of EPS in Fiscal 2012, on productivity initiatives to increase our manufacturing efficiency and drive productivity on a global scale.

The plan includes estimated charges relating to exiting five factories and a headcount reduction in the approximate aggregate amount of $126MM, approximately one-third of which is related to factory exits and approximately 20%  is associated severance costs. Overall, Heinz plans to streamline its global workforce by approximately 800 to 1,000 positions. Certain projects included in the plan are subject to consultation and any necessary agreements being reached with appropriate employee representative bodies, trade unions, and works councils.  In addition, the plan includes other projects such as the establishment of a European supply chain hub in The Netherlands to consolidate and centralize procurement, manufacturing, logistics, and inventory control, and other supply chain and manufacturing efficiency and upgrade initiatives.

Attached is H. J. Heinz Company’s press release dated May 26, 2011, furnished herewith as Exhibit 99.1.

ITEM 7.01 REGULATION FD

     Attached is H. J. Heinz Company’s press release dated May 26, 2011, furnished herewith as Exhibit 99.2 announcing an increase to the Company’s dividend.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)         Exhibits

Exhibit Number (Referenced to Item 601 of Regulation S-K)	Description of Exhibit
99.1	H. J. Heinz Company Press Release dated May 26, 2011

99.2	H. J. Heinz Company Press Release dated May 26, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

H.J. HEINZ COMPANY

		By:	/s/ Arthur B. Winkleblack
Arthur B. Winkleblack
Executive Vice President and
Chief Financial Officer

Dated:	May 26, 2011

EXHIBIT INDEX

Exhibit No.	Description
99.1	H. J. Heinz Company Press Release dated May 26, 2011

99.2	H. J. Heinz Company Press Release dated May 26, 2011